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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 12, 2004

ReGen Biologics, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-20805	23-2476415
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

509 Commerce Street, East Wing, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 651-5140

(Former name or former address, if changed from last report)

Item 5. Other Events and Required FD Disclosure.

     On March 12, 2004, the board of directors of ReGen Biologics, Inc. (the “Company”) approved an amendment to the bylaws of the Company authorizing indemnification of directors, officers, employees and agents of the Company for expenses, losses and liabilities reasonably incurred or sustained as a result of such service to the Company. A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.3.

     On March 12, 2004, the board of directors of the Company also authorized the Company to enter into an indemnification agreement (the “Indemnification Agreement”) with each director and certain officers of the Company. Pursuant to the terms of the Indemnification Agreement, such directors and officers would be indemnified by the Company to the fullest extent permissible under applicable law for the expenses and liabilities described in such Indemnification Agreement. A copy of the form of Indemnification Agreement approved by the board of directors is attached hereto as Exhibit 10.2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC
By:	/s/ BRION D. UMIDI
Name: Brion D. Umidi
Title: Senior Vice President, Chief Financial Officer and Chief Accounting Officer

March 16, 2004

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of ReGen Biologics, Inc.
10.2	Form of Indemnification Agreement